GRANT THORNTON


May 31, 2006




U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:    Vasomedical, Inc.
File No. 0-18105

Dear Sir or Madam:


     We have read Item 4.01 of Form 8-K of Vasomedical, Inc. dated May 23, 2006 and agree with the statements concerning our Firm contained therein.


Very truly yours,

/s/ Grant Thornton LLP






Suite 300
445 Broad Hollow Road
Melville, New York  11747-3601
T 631-249-6001
F 631-249-6144
W www.grantthornton.com

Grant Thornton LLP
US Member of Grant Thornton International